Exhibit 99.1

First Security Group Announces Fourth Quarter Results

CHATTANOOGA, Tenn.--(BUSINESS WIRE)--January 27, 2011--First Security Group, Inc. (NASDAQ: FSGI), today reported a net loss available to common shareholders of $11.8 million, or $0.75 per diluted share for the quarter ending December 31, 2010, and a net loss of $46.4 million, or $2.95 per diluted share for the year. For 2010, First Security recorded $33.6 million in provision for loan and lease losses and established a $24.6 million valuation allowance for deferred taxes.

“All of us in senior management appreciate the support of shareholders and customers and the dedication of our employees. Knowing their level of commitment makes the most recent operating results all the more disappointing,” said Rodger B. Holley, Chairman and Chief Executive Officer of First Security. “Continued procedural improvements, led by our new President and Chief Operating Officer Gene Coffman, are underway. Mr. Coffman is managing the bank on a day-to-day basis and will continue spearheading our change initiatives.”

To better position First Security for short-term stability and long-term success, several important management changes have taken place over the past year. In addition to the hiring of the president and chief operating officer, an experienced chief credit officer joined the Bank in the second quarter of 2010 to oversee credit administration. The positions of chief risk officer, retail banking president and commercial banking president were also created and filled during 2010.

These organizational changes provide centralized oversight and control. Market executives were also appointed to maintain local knowledge and uphold the Bank’s commitment to superior customer service. Operationally, loan underwriting, collections and loan document areas have been centralized. Additionally, the marketing and sales of foreclosed residential and commercial properties has been outsourced to selective local and regional real estate firms. These changes ensure consistency, increase effectiveness and provide higher levels of operational efficiencies.

Fourth Quarter Overview

For the fourth quarter of 2010, net interest income totaled $7.9 million, a decline of 2.8 percent on a linked quarter basis and a decline of 25.2 percent from the fourth quarter of 2009. On a year-over-year basis, net interest income declined by 17.8 percent to $34.7 million in 2010. Lower net interest income is primarily attributed to decreased interest income from reductions in the loan portfolio and increased interest costs associated with higher levels of brokered deposits, partially offset by reductions in interest expense on customer deposits.

Non-interest income for the fourth quarter of 2010 totaled $2.2 million, 6.9 percent lower than the third quarter of 2010, and 10.6 percent lower than the fourth quarter of 2009. On a linked quarter basis, most of the $167 thousand decline was due to reduced mortgage loan and related fee income. For 2010, non-interest income was $9.5 million, compared to $10.3 million in 2009. This decline was primarily due to $730 thousand less in total deposit fees and a $171 thousand reduction in gains on sales of assets.

Non-interest expense in the fourth quarter of 2010 declined to $11.1 million, from $12.5 million in the third quarter of 2010, and $12.1 million in the fourth quarter of 2009. Full-time equivalent employees declined to 311 as of December 31, 2010, from 325 at the end of the third quarter and 347 a year ago. Accordingly, salary and benefit expense declined by 6.2% on a linked quarter basis and 6.5% for the year. Expenses associated with nonperforming assets, including write-downs, losses and holding costs, totaled $1.6 million in the fourth quarter of 2010 and $6.3 million for the year.

In the fourth quarter of 2010, the provision for loan and lease losses declined to $7.2 million, from $18.4 million in the third quarter of 2010. The provision of $33.6 million for 2010 was 32.3% higher than the provision for 2009.

Economic uncertainty, higher unemployment rates and reduced consumer spending have created financial challenges for many owner-managed businesses and individuals. As of December 31, 2010, the allowance for loan and lease losses was $24.0 million or 3.30 percent of total loans, compared to $25.3 million, or 3.26 percent of total loans, as of September 30, 2010. Net charge-offs totaled $8.5 million, or 4.49 percent of average loans on an annualized basis during the fourth quarter of 2010.

From September 30, 2010, non-accrual loans and leases declined $1.0 million to $54.1 million at the end of the fourth quarter of 2010; the largest categories were construction and development (C&D) with $25.6 million, commercial real estate (CRE) loans with $10.0 million, and residential real estate with $8.9 million. During the same time period, other real estate owned increased $1.5 million to $24.4 million; and repossessed assets declined $466 thousand to $763 thousand. Additional detail on asset quality is available in the supplemental data following the financial highlights.

During the fourth quarter of 2010, loan balances declined by $50.3 million, or 6.5 percent (25.9 percent annualized) on a linked quarter basis. Most categories declined, and the reduction was concentrated in C&D loans, which declined by 17.3 percent (69.3 percent annualized) to $84.2 million, and CRE loans, which declined by 4.5 percent (17.9 percent annualized) to $226.4 million.

First Security’s loan portfolio consists of in-market loans originated throughout its branch network. The loan portfolio is well diversified with 34.7 percent in 1-4 family residential, 31.1 percent in CRE, 11.6 percent in C&D and 11.4 percent in commercial and industrial. Additional detail on the loan portfolio is available in the supplemental data following the financial highlights.

At December 31, 2010, deposits totaled $1.0 billion, a decline of $134.0 million, or 11.3 percent on a year over year basis. The majority of the decline was in the certificates of deposits with jumbo CDs declining $54.3 million and retail CDs declining $38.6 million over the last year. Noninterest bearing and interest bearing demand deposit accounts were stable.

First Security continues to consider a variety of strategic alternatives intended to achieve and maintain elevated capital ratios. Stockholders’ equity at the end of the fourth quarter of 2010 was $93.4 million, and common stockholders’ equity was $61.7 million. As of December 31, 2010, FSGBank was below the elevated capital ratios required by the Office of the Comptroller of the Currency, but continued to maintain capital ratios above the thresholds established for well-capitalized institutions under federal regulatory guidelines. In the area of liquidity, First Security maintains an elevated level of cash to fund prudent loans and future contractual obligations.

“The organizational changes made in 2010 have positioned us to return our focus to the business of banking,” said Ralph E. “Gene” Coffman, Jr., President and Chief Operating Officer. “While our special assets department continues to work to reduce nonperforming assets, our lenders are focused on meeting the needs of our credit worthy customers here in east Tennessee and north Georgia. We are committed to redoubling our efforts to implement our core strategies of addressing and improving asset quality, being the community bank of choice and returning to profitability.”

Webcast and Conference Call Information

First Security’s executive management team will host a conference call and simultaneous webcast on Thursday, January 27, 2011, at 3:00 PM Eastern Standard Time to discuss fourth quarter results. The webcast can be accessed live on First Security’s website, www.FSGBank.com on the Corporate Information/Investor Relations page. A replay will be available approximately two hours after the live conference call ends, and will be archived on First Security’s website for one month.

About First Security Group, Inc.

First Security Group, Inc. is a bank holding company headquartered in Chattanooga, Tennessee, with $1.2 billion in assets. Founded in 1999, First Security’s community bank subsidiary, FSGBank, N.A. has 37 full-service banking offices along the interstate corridors of eastern and middle Tennessee and northern Georgia. In Dalton, Georgia, FSGBank operates under the name of Dalton Whitfield Bank; along the Interstate 40 corridor in Tennessee, FSGBank operates under the name of Jackson Bank & Trust. FSGBank provides retail and commercial banking services, trust and investment management, mortgage banking, financial planning and internet banking services (www.FSGBank.com).

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles in the United States of America (GAAP). First Security’s management uses these “non-GAAP” measures in its analysis of First Security’s performance. Non-GAAP measures typically adjust GAAP performance measures to exclude the effects of charges, expenses and gains related to the consummation of mergers and acquisitions, and costs related to the integration of merged entities. These non-GAAP measures may also exclude other significant gains, losses or expenses that are unusual in nature and not expected to recur. Since these items and their impact on First Security’s performance are difficult to predict, management believes presentations of financial measures excluding the impact of these items provide useful supplemental information that is important for a proper understanding of the operating results of First Security’s core business. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Note Regarding Forward Looking Statements

Some of our statements contained in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to future events or our future financial performance and include statements about the competitiveness of the banking industry, potential regulatory obligations, our entrance and expansion into other markets, our other business strategies and other statements that are not historical facts. Forward-looking statements are not guarantees of performance or results. When we use words like “may,” “plan,” “contemplate,” “anticipate,” “believe,” “intend,” “continue,” “expect,” “project,” “predict,” “estimate,” “could,” “should,” “would,” “will,” and similar expressions, you should consider them as identifying forward-looking statements, although we may use other phrasing. These forward-looking statements involve risks and uncertainties and are based on our beliefs and assumptions, and on the information available to us at the time that these disclosures were prepared.

These forward-looking statements involve risks and uncertainties and may not be realized due to a variety of factors, including, but not limited to the following: deterioration in the financial condition of borrowers; changes in loan underwriting, credit review or loss reserve policies; the failure of assumptions underlying the establishment of reserves for possible loan losses; changes in political and economic conditions; changes in financial market conditions; fluctuations in markets for equity, fixed-income, commercial paper and other securities, which could affect availability, market liquidity levels, and pricing; governmental monetary and fiscal policies, as well as legislative and regulatory changes; First Security’s participation or lack of participation in governmental programs; First Security’s lack of participation in a “stress test” under the Federal Reserve’s Supervisory Capital Assessment Program; the effects of competition from other commercial banks, thrifts, and other financial institutions; and the effect of any mergers, acquisitions or other transactions, to which we or our subsidiary may from time to time be a party.

Many of these risks are beyond our ability to control or predict, and you are cautioned not to put undue reliance on such forward-looking statements. First Security does not intend to update or reissue any forward-looking statements contained in this release as a result of new information or other circumstances that may become known to First Security.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this Note. Our actual results may differ significantly from those we discuss in these forward-looking statements.

Public companies, from time to time, become aware of rumors concerning their business. Investors are cautioned that in this age of instant communication and internet access, it may be important to avoid relying on rumors and unsubstantiated information. First Security complies with Federal and State law applicable to disclosure of information. Investors may be at significant risk in relying on unsubstantiated information from other sources.

First Security Group, Inc. and Subsidiary
Consolidated Balance Sheets
	December 31,	December 31,
(in thousands, except share data)	2010	2009
	(unaudited)

ASSETS
Cash & Due from Banks	$8,298	$23,220
Federal Funds Sold and Securities Purchased under Agreements to Resell	-	-
Cash and Cash Equivalents	8,298	23,220
Interest-Bearing Deposits in Banks	200,621	152,616
Securities Available-for-Sale	154,165	143,045
Loans Held for Sale	2,556	1,225
Loans	724,535	950,793
Total Loans	727,091	952,018
Less: Allowance for Loan and Lease Losses	24,000	26,492
	703,091	925,526
Premises and Equipment, net	30,814	33,157
Goodwill	-	-
Intangible Assets	1,461	1,918
Other Assets	70,098	73,917
TOTAL ASSETS	$1,168,548	$1,353,399

LIABILITIES
Deposits
Noninterest-Bearing Demand	$149,323	$151,174
Interest-Bearing Demand	63,838	62,429
Savings and Money Market Accounts	161,873	177,543
Certificates of Deposit of less than $100 thousand	205,675	244,312
Certificates of Deposit of $100 thousand or more	153,138	207,465
Brokered Deposits	314,876	339,750
Total Deposits	1,048,723	1,182,673
Federal Funds Purchased and Securities Sold under Agreements to Repurchase	15,933	17,911
Security Deposits	732	1,376
Other Borrowings	77	94
Other Liabilities	9,709	10,181
Total Liabilities	1,075,174	1,212,235
STOCKHOLDERS' EQUITY
Preferred Stock - no par value 10,000,000 authorized; 33,000 issued as of December 31, 2010 and December 31, 2009	31,718	31,339
Common Stock - $.01 par value 150,000,000 shares authorized as of December 31, 2010; 50,000,000 shares authorized as of December 31, 2009; 16,418,327 issued as of December 31, 2010 and December 31, 2009	114	114
Paid-In Surplus	111,344	111,964
Common Stock Warrants	2,006	2,006
Unallocated ESOP Shares	(5,218)	(6,193)
Accumulated Deficit	(50,629)	(4,258)
Accumulated Other Comprehensive Income	4,039	6,192
Total Stockholders' Equity	93,374	141,164
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,168,548	$1,353,399

First Security Group, Inc. and Subsidiary
Consolidated Statements of Income

	Three Months Ended		Year-to-Date
	December 31,		December 31,
(in thousands except per share amounts)	2010	2009	2010	2009
	(unaudited)	(unaudited)	(unaudited)
INTEREST INCOME
Loans, including fees	$11,028	$13,913	$49,118	$57,772
Debt Securities - taxable	860	1,120	3,870	4,555
Debt Securities - non-taxable	349	408	1,411	1,608
Other	146	34	517	72
Total Interest Income	12,383	15,475	54,916	64,007

INTEREST EXPENSE
Interest Bearing Demand Deposits	44	44	186	190
Savings Deposits and Money Market Accounts	312	413	1,417	1,668
Certificates of Deposit of less than $100 thousand	951	1,496	4,673	7,183
Certificates of Deposit of $100 thousand or more	788	1,331	4,049	6,265
Brokered Deposits	2,260	1,492	9,429	5,970
Other	118	127	481	522
Total Interest Expense	4,473	4,903	20,235	21,798

NET INTEREST INCOME	7,910	10,572	34,681	42,209
Provision for Loan and Lease Losses	7,189	4,935	33,613	25,404
NET INTEREST INCOME AFTER PROVISION FOR LOAN AND LEASE LOSSES	721	5,637	1,068	16,805

NON-INTEREST INCOME
Service Charges on Deposit Accounts	913	1,141	3,912	4,642
Gain on Sales of Available-for-Sale Securities, net	-	-	57	-
Other	1,324	1,362	5,534	5,693
Total Non-interest Income	2,237	2,503	9,503	10,335

NON-INTEREST EXPENSE
Salaries and Employee Benefits	4,488	4,943	18,926	20,246
Expense on Premises and Fixed Assets, net of rental income	1,338	1,366	5,525	5,891
Impairment of Goodwill	-	-	-	27,156
Other	5,244	5,823	20,783	15,554
Total Non-interest Expense	11,070	12,132	45,234	68,847

LOSS BEFORE INCOME TAX PROVISION	(8,112)	(3,992)	(34,663)	(41,707)
Income Tax Expense (Benefit)	3,218	(926)	9,679	(8,252)
NET LOSS	(11,330)	(3,066)	(44,342)	(33,455)
Preferred Stock Dividends	412	413	1,650	1,609
Accretion on Preferred Stock Discount	98	91	379	345
NET LOSS AVAILABLE TO COMMON STOCKHOLDERS	$(11,840)	$(3,570)	$(46,371)	$(35,409)

NET LOSS PER SHARE:
Net Loss Per Share - basic	$(0.75)	$(0.23)	$(2.95)	$(2.28)
Net Loss Per Share - diluted	$(0.75)	$(0.23)	$(2.95)	$(2.28)
Dividends Declared Per Common Share	$-	$0.01	$-	$0.08

WEIGHTED AVERAGE SHARES OUTSTANDING
BASIC	15,808	15,582	15,740	15,550
DILUTED	15,808	15,584	15,740	15,550

First Security Group, Inc. and Subsidiary
Consolidated Financial Highlights
(unaudited)

	(in thousands, except per share amounts and full-time equivalent employees)

	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	Year-to-Date	Year-to-Date
	2010	2010	2010	2010	2009	December 31, 2010	December 31, 2009

Earnings:
Net interest income	$7,910	$8,135	$8,961	$9,675	$10,572	$34,681	$42,209
Provision for loan and lease losses	$7,189	$18,415	$3,634	$4,375	$4,935	$33,613	$25,404
Non-interest income	$2,237	$2,404	$2,558	$2,304	$2,503	$9,503	$10,335
Non-interest expense	$11,070	$12,512	$11,780	$9,872	$12,132	$45,234	$68,847
Dividends and accretion on preferred stock	$510	$508	$506	$505	$504	$2,029	$1,954
Net loss available to common stockholders	$(11,840)	$(30,280)	$(2,632)	$(1,619)	$(3,570)	$(46,371)	$(35,409)

Earnings - Normalized
Non-interest expense, excluding goodwill impairment	$11,070	$12,512	$11,780	$9,872	$12,132	$45,234	$41,691
Net loss available to common stockholders, excluding goodwill impairment	$(11,840)	$(30,280)	$(2,632)	$(1,619)	$(3,570)	$(46,371)	$(10,647)

Per Share Data:
Net loss available to common stockholders, basic	$(0.75)	$(1.92)	$(0.17)	$(0.10)	$(0.23)	$(2.95)	$(2.28)
Net loss available to common stockholders, diluted	$(0.75)	$(1.92)	$(0.17)	$(0.10)	$(0.23)	$(2.95)	$(2.28)
Cash dividends declared on common shares	$-	$-	$-	$-	$0.01	$-	$0.08
Book value per common share	$3.76	$4.58	$6.41	$6.59	$6.69	$3.76	$6.69
Tangible book value per common share	$3.67	$4.49	$6.31	$6.48	$6.57	$3.67	$6.57

Per Share Data - Normalized:
Net loss, excluding goodwill impairment, basic	$(0.75)	$(1.92)	$(0.17)	$(0.10)	$(0.23)	$(2.95)	$(0.68)
Net loss, excluding goodwill impairment, diluted	$(0.75)	$(1.92)	$(0.17)	$(0.10)	$(0.23)	$(2.95)	$(0.68)

Performance Ratios:
Return on average assets	-3.91%	-9.26%	-0.78%	-0.48%	-1.13%	-3.55%	-2.81%
Return on average common equity	-63.93%	-115.65%	-9.80%	-5.87%	-12.42%	-46.81%	-25.92%
Return on average tangible assets	-3.92%	-9.27%	-0.78%	-0.48%	-1.14%	-3.55%	-2.86%
Return on average tangible common equity	-65.27%	-117.48%	-9.96%	-5.97%	-12.63%	-47.62%	-31.00%
Net interest margin, taxable equivalent	2.87%	2.72%	2.93%	3.17%	3.67%	2.92%	3.75%
Efficiency ratio	109.10%	118.72%	102.27%	82.41%	92.79%	102.38%	131.03%
Non-interest income to net interest income and non-interest income	22.05%	22.81%	22.21%	19.23%	19.14%	21.51%	19.67%

Performance Ratios - Normalized:
Return on average assets, excluding goodwill impairment	-3.91%	-9.26%	-0.78%	-0.48%	-1.13%	-3.55%	-0.85%
Return on average common equity, excluding goodwill impairment	-63.93%	-115.65%	-9.80%	-5.87%	-12.42%	-46.81%	-7.79%
Return on average tangible assets, excluding goodwill impairment	-3.92%	-9.27%	-0.78%	-0.48%	-1.14%	-3.55%	-0.86%
Return on average tangible common equity, excluding goodwill impairment	-65.27%	-117.48%	-9.96%	-5.97%	-12.63%	-47.62%	-9.32%

Capital & Liquidity:
Total equity to total assets	7.99%	8.57%	10.26%	10.20%	10.43%	7.99%	10.43%
Tangible equity to tangible assets	7.88%	8.46%	10.14%	10.08%	10.30%	7.88%	10.30%
Tangible common equity to tangible assets	5.16%	5.92%	7.78%	7.78%	7.98%	5.16%	7.98%
Total loans to total deposits	69.33%	69.90%	73.00%	75.36%	80.50%	69.33%	80.50%

Asset Quality:
Net charge-offs	$8,503	$19,918	$2,900	$4,760	$4,123	$36,081	$16,273
Net loans charged-off to average loans, annualized	4.49%	9.67%	1.33%	2.04%	1.72%	4.27%	1.66%
Non-accrual loans	$54,082	$55,083	$58,339	$50,305	$45,454	$54,082	$45,454
Other real estate owned	$24,399	$22,888	$17,795	$18,228	$15,312	$24,399	$15,312
Repossessed assets	$763	$1,229	$1,921	$3,466	$3,881	$763	$3,881
Non-performing assets (NPA)	$79,244	$79,200	$78,055	$71,999	$64,647	$79,244	$64,647
NPA to total assets	6.78%	6.35%	5.85%	5.26%	4.78%	6.78%	4.78%
Loans 90 days past due	$4,838	$6,025	$342	$3,993	$4,524	$4,838	$4,524
NPA + loans 90 days past due to total assets	7.20%	6.84%	5.88%	5.55%	5.11%	7.20%	5.11%
Non-performing loans (NPL)	$58,920	$61,108	$58,681	$54,298	$49,978	$58,920	$49,978
NPL to total loans	8.10%	7.86%	6.89%	6.00%	5.25%	8.10%	5.25%
Allowance for loan and lease losses to total loans	3.30%	3.26%	3.15%	2.88%	2.78%	3.30%	2.78%
Allowance for loan and lease losses to NPL	40.73%	41.43%	45.72%	48.07%	53.01%	40.73%	53.01%

Period End Balances:
Loans	$727,091	$777,418	$851,352	$905,512	$952,018	$727,091	$952,018
Allowance for loan and lease losses	$24,000	$25,320	$26,830	$26,101	$26,492	$24,000	$26,492
Intangible assets	$1,461	$1,570	$1,685	$1,800	$1,918	$1,461	$1,918
Assets	$1,168,548	$1,246,391	$1,333,140	$1,368,535	$1,353,399	$1,168,548	$1,353,399
Deposits	$1,048,723	$1,112,204	$1,166,251	$1,201,645	$1,182,673	$1,048,723	$1,182,673
Common stockholders' equity	$61,657	$75,226	$105,226	$108,139	$109,825	$61,657	$109,825
Total stockholders' equity	$93,374	$106,846	$136,751	$139,570	$141,164	$93,374	$141,164
Common stock market capitalization	$14,776	$18,388	$31,523	$35,463	$39,075	$14,776	$39,075
Full-time equivalent employees	311	325	333	345	347	311	347
Common shares outstanding	16,418	16,418	16,418	16,418	16,418	16,418	16,418

Average Balances:
Loans	$757,204	$823,753	$873,418	$931,566	$960,744	$845,945	$977,758
Intangible assets	$1,521	$1,634	$1,748	$1,864	$1,955	$1,691	$22,382
Earning assets	$1,122,078	$1,212,994	$1,252,396	$1,266,707	$1,168,589	$1,213,145	$1,150,337
Assets	$1,210,362	$1,308,616	$1,348,219	$1,361,769	$1,258,587	$1,306,831	$1,258,662
Deposits	$1,077,407	$1,144,201	$1,181,077	$1,189,482	$1,081,372	$1,147,724	$1,057,090
Common stockholders' equity	$74,080	$104,731	$107,448	$110,347	$115,007	$99,067	$136,598
Total stockholders' equity	$105,734	$136,288	$138,911	$141,717	$146,275	$130,579	$166,803
Common shares outstanding, basic - wtd	15,808	15,785	15,715	15,649	15,582	15,740	15,550
Common shares outstanding, diluted - wtd	15,808	15,785	15,715	15,649	15,584	15,740	15,550

Non-GAAP Reconciliation Table

	(in thousands, except per share data)

	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	Year-to-Date	Year-to-Date
	2010	2010	2010	2010	2009	December 31, 2010	December 31, 2009

Return on average assets	-3.91%	-9.26%	-0.78%	-0.48%	-1.13%	-3.55%	-2.81%
Effect of intangible assets	-0.01%	-0.01%	-	-	-0.01%	-	-0.05%
Return on average tangible assets	-3.92%	-9.27%	-0.78%	-0.48%	-1.14%	-3.55%	-2.86%

Return on average assets	-3.91%	-9.26%	-0.78%	-0.48%	-1.13%	-3.55%	-2.81%
Effect of goodwill impairment	-	-	-	-	-	-	1.96%
Return on average assets, excluding goodwill impairment	-3.91%	-9.26%	-0.78%	-0.48%	-1.13%	-3.55%	-0.85%
Effect of average intangible assets	-0.01%	-0.01%	-	-	-0.01%	-	-0.01%
Return on average tangible assets, excluding goodwill impairment	-3.92%	-9.27%	-0.78%	-0.48%	-1.14%	-3.55%	-0.86%

Return on average common equity	-63.93%	-115.65%	-9.80%	-5.87%	-12.42%	-46.81%	-25.92%
Effect of goodwill impairment	-	-	-	-	-	-	18.13%
Return on average common equity, excluding goodwill impairment	-63.93%	-115.65%	-9.80%	-5.87%	-12.42%	-46.81%	-7.79%
Effect on average intangible assets	-1.34%	-1.83%	-0.16%	-0.10%	-0.21%	-0.81%	-1.53%
Return on average tangible common equity, excluding goodwill impairment	-65.27%	-117.48%	-9.96%	-5.97%	-12.63%	-47.62%	-9.32%

Total equity to total assets	7.99%	8.57%	10.26%	10.20%	10.43%	7.99%	10.43%
Effect of intangible assets	-0.11%	-0.11%	-0.12%	-0.12%	-0.13%	-0.11%	-0.13%
Tangible equity to tangible assets	7.88%	8.46%	10.14%	10.08%	10.30%	7.88%	10.30%
Effect of preferred stock	-2.72%	-2.54%	-2.36%	-2.30%	-2.32%	-2.72%	-2.32%
Tangible common equity to tangible assets	5.16%	5.92%	7.78%	7.78%	7.98%	5.16%	7.98%

Non-interest expense	$11,070	$12,512	$11,780	$9,872	$12,132	$45,234	$68,847
Impairment of goodwill	-	-	-	-	-	-	(27,156)
Non-interest expense, excluding goodwill impairment	$11,070	$12,512	$11,780	$9,872	$12,132	$45,234	$41,691

Net loss available to common stockholders	$(11,840)	$(30,280)	$(2,632)	$(1,619)	$(3,570)	$(46,371)	$(35,409)
Effect of goodwill impairment, net of $2,394 tax effect	-	-	-	-	-	-	24,762
Net loss available to common stockholders, excluding goodwill impairment	$(11,840)	$(30,280)	$(2,632)	$(1,619)	$(3,570)	$(46,371)	$(10,647)

Total stockholders' equity	$93,374	$106,846	$136,751	$139,570	$141,164	$93,374	$141,164
Effect of preferred stock	(31,717)	(31,620)	(31,525)	(31,431)	(31,339)	(31,717)	(31,339)
Common stockholders' equity	$61,657	$75,226	$105,226	$108,139	$109,825	$61,657	$109,825

Average assets	$1,210,362	$1,308,616	$1,348,219	$1,361,769	$1,258,587	$1,306,831	$1,258,662
Effect of average intangible assets	(1,521)	(1,634)	(1,748)	(1,864)	(1,955)	(1,691)	(22,382)
Average tangible assets	$1,208,841	$1,306,982	$1,346,471	$1,359,905	$1,256,632	$1,305,140	$1,236,280

Average total stockholders' equity	$105,734	$136,288	$138,911	$141,717	$146,275	$130,579	$166,803
Effect of average preferred stock	(31,654)	(31,557)	(31,463)	(31,370)	(31,268)	(31,512)	(30,205)
Average common stockholders' equity	74,080	104,731	107,448	110,347	115,007	99,067	136,598
Effect of average intangible assets	(1,521)	(1,634)	(1,748)	(1,864)	(1,955)	(1,691)	(22,382)
Average tangible common stockholders' equity	$72,559	$103,097	$105,700	$108,483	$113,052	$97,376	$114,216

Per Share Data
Book value per common share	$3.76	$4.58	$6.41	$6.59	$6.69	$3.76	$6.69
Effect of intangible assets	(0.09)	(0.09)	(0.10)	(0.11)	(0.12)	(0.09)	(0.12)
Tangible book value per common share	$3.67	$4.49	$6.31	$6.48	$6.57	$3.67	$6.57

Net loss available to common stockholders, basic	$(0.75)	$(1.92)	$(0.17)	$(0.10)	$(0.23)	$(2.95)	$(2.28)
Effect of goodwill impairment, net of tax	-	-	-	-	-	-	1.60
Net loss, excluding goodwill impairment, basic	$(0.75)	$(1.92)	$(0.17)	$(0.10)	$(0.23)	$(2.95)	$(0.68)

Net loss available to common stockholders, diluted	$(0.75)	$(1.92)	$(0.17)	$(0.10)	$(0.23)	$(2.95)	$(2.28)
Effect of goodwill impairment, net of tax	-	-	-	-	-	-	1.60
Net loss, excluding goodwill impairment, diluted	$(0.75)	$(1.92)	$(0.17)	$(0.10)	$(0.23)	$(2.95)	$(0.68)

Supplemental Data	(in thousands)

Net interest income, tax equivalent	$8,107	$8,326	$9,162	$9,892	$10,804	$35,484	$43,128
Impairment of goodwill	$-	$-	$-	$-	$-	$-	$27,156
Amortization of intangibles	$108	$116	$115	$118	$94	$457	$485
Gain on sales of available-for-sale securities, net	$-	$-	$-	$(57)	$-	$(57)	$-
Gains on sales of foreclosed and repossessed property, leased equipment, premises and equipment and loans	$(40)	$(49)	$(104)	$(60)	$(138)	$(253)	$(424)
Losses on sales of foreclosed and repossessed property and premises and equipment	$399	$88	$383	$292	$313	$1,162	$603
Write-downs on foreclosed and repossessed property and other assets	$824	$1,575	$1,134	$6	$814	$3,539	$1,321
Mortgage loan and related fees	$205	$319	$236	$149	$199	$909	$1,025

Loans by Type
Loans secured by real estate-
Residential 1-4 family	$252,026	$258,579	$273,030	$278,695	$281,354	$252,026	$281,354
Commercial	226,357	236,991	247,009	255,174	259,819	226,357	259,819
Construction	84,232	101,870	113,877	125,603	153,144	84,232	153,144
Multi-family and Farmland	36,393	37,816	40,550	41,314	37,960	36,393	37,960
Total loans secured by real estate	599,008	635,256	674,466	700,786	732,277	599,008	732,277
Commercial loans	82,807	91,637	117,279	138,156	146,016	82,807	146,016
Consumer installment loans	33,860	37,884	42,262	45,564	48,927	33,860	48,927
Leases, net of unearned income	7,916	10,139	13,006	17,405	19,730	7,916	19,730
Other	3,500	2,502	4,339	3,601	5,068	3,500	5,068
Total loans	$727,091	$777,418	$851,352	$905,512	$952,018	$727,091	$952,018

Supplemental Data (continued)
Asset Quality Information

	4th Quarter	4th Quarter	3rd Quarter	3rd Quarter	2nd Quarter	2nd Quarter	1st Quarter	1st Quarter	4th Quarter	4th Quarter
	2010	2010	2010	2010	2010	2010	2010	2010	2009	2009
	(in thousands)	(units)	(in thousands)	(units)	(in thousands)	(units)	(in thousands)	(units)	(in thousands)	(units)
Non-Accrual Loans and Leases - Activity
Beginning Balance	$55,083	259	$58,339	259	$50,305	203	$45,454	187	$31,463	106
Additions	12,686		26,583		15,525		16,701		20,378
Reductions	(13,687)		(29,839)		(7,491)		(11,850)		(6,387)
Ending Balance	$54,082	273	$55,083	259	$58,339	259	$50,305	203	$45,454	187

Non-Accrual Loans and Leases - Classification
Construction/Development Loans	$25,586	56	$30,225	60	$18,120	46	$13,950	33	$13,706	36
Residential Real Estate Loans	8,906	84	7,113	58	8,910	62	7,392	53	6,059	52
Commercial Real Estate Loans	10,007	30	7,327	25	7,050	30	6,903	26	6,156	26
Commercial & Industrial Loans	4,228	26	4,886	31	17,501	46	16,234	39	15,397	38
Commercial Leases	3,459	59	3,541	59	4,690	58	3,943	37	2,389	20
Consumer and Other Loans	1,896	18	1,991	26	2,068	17	1,883	15	1,747	15
Total	$54,082	273	$55,083	259	$58,339	259	$50,305	203	$45,454	187

Other Real Estate Owned - Activity
Beginning Balance	$22,888	142	$17,795	123	$18,228	109	$15,312	85	$14,206	68
Additions	3,100		7,096		6,274		3,866		4,415
Reductions	(1,589)		(2,003)		(6,707)		(950)		(3,309)
Ending Balance	$24,399	150	$22,888	142	$17,795	123	$18,228	109	$15,312	85

Other Real Estate Owned - Classification
Construction/Development Loans	$10,821	67	$10,510	64	$8,103	58	$7,505	50	$6,023	37
Residential Real Estate Loans	8,266	63	7,789	60	5,186	46	5,153	41	4,647	34
Commercial Real Estate Loans	5,312	20	4,589	18	4,506	19	5,570	18	4,642	14
Total	$24,399	150	$22,888	142	$17,795	123	$18,228	109	$15,312	85

Loans 90 Days Past Due - Classification
Construction/Development Loans	$3	1	$507	4	$-	-	$1,018	3	$30	1
Residential Real Estate Loans	403	8	1,881	3	134	2	820	8	653	6
Commercial Real Estate Loans	3,256	5	1,024	1	-	-	845	3	239	2
Commercial & Industrial Loans	409	7	2,237	13	194	6	615	4	12	1
Commercial Leases	82	6	308	4	-	-	564	10	3,522	47
Consumer and Other Loans	685	17	68	10	14	3	131	17	68	16
Total	$4,838	44	$6,025	35	$342	11	$3,993	45	$4,524	73

Repossessed Assets - Activity
Beginning Balance	$1,229	29	$1,921	57	$3,466	214	$3,881	188	$2,050	163
Additions	636		727		709		1,383		3,588
Reductions	(1,102)		(1,419)		(2,254)		(1,798)		(1,757)
Ending Balance	$763	54	$1,229	29	$1,921	57	$3,466	214	$3,881	188

CONTACT:
At First Security:
William L. (Chip) Lusk, Jr., CFO, 423-266-2000
clusk@FSGBank.com
or
Media Contact:
Melissa P. Kelly, 931-636-0909
principal@mpkandassociates.com